Leatt Corp Announces Results for

Fourth Quarter and Full Year 2024

CAPE TOWN, South Africa, (March 28, 2025) - Leatt Corporation (OTCQB: LEAT), a leading developer and marketer of head-to-toe protective equipment for Moto, MTB, and a wide range of extreme and high-velocity sports, today announced financial results for the fourth quarter and full year ending December 31, 2024. All financial numbers are in U.S. dollars.

Fourth Quarter and Full Year 2024 Recent Highlights

• Fourth quarter 2024 revenues were $11.20 million, up 14% compared to 2023.

• Fourth quarter 2024 net loss was $(446,459), a 69% improvement compared to 2023.

• Total revenues for 2024 were $44.03 million, down 7% compared to 2023.

• Cash and cash equivalents for 2024 increased 9% to $12.37 million.

• Cash flow generated by operations of $2.80 million for 2024.

• Rob Ramlose was named as U.S. VP of MOTO and ADV sales.

• Winner of two prestigious 2025 Design & Innovation Awards.

Chief Executive Officer Sean Macdonald commented, "Our team is very encouraged by our return to double-digit revenue growth in the 2024 fourth quarter. Total global revenues increased by 14%, compared to the fourth quarter of 2023, fueled by international sell-through, re-stocking dynamics, and the addition of strong distribution partners in key areas. This is a trend that we believe will continue as re-ordering patterns continue to stabilize.

"It was particularly encouraging to see body armor, helmets, and other products, parts, and accessories sales return to growth on a global basis during the fourth quarter. Body armor revenues increased by 14%, helmet revenues were up 41% and other product, parts, and accessories sales increased by 9%, in the fourth quarter of 2024 when compared to the prior year comparative period. Sales of our most established category, neck braces were down 25%, in the fourth quarter of 2024 when compared to the prior year as inventory is digested at the dealer and distributor level. Sales of ADV gear, designed for Adventure riding exceeded our expectations and we look forward to delivering a pipeline of innovative products to the growing ADV market over the next several quarters.

"Gross profit as a percentage of sales continued to improve during the fourth quarter, increasing by 5%, from 36% in last year's fourth quarter, to 41%, as domestic trading conditions continue to improve. We continued to ship our newer products and inventory levels continued to stabilize. International distributor sales grew by 24% in the fourth quarter, as inventory was digested.

"On a full-year basis, total revenues were $44.03 million, a 7% or $3.21 million decrease, compared to 2023. Consumer direct sales increased by 15% over last year. Our consumer direct channel continues to display encouraging trends as our brand continues to build momentum around the world. Domestic sales on our consumer-facing channels in the U.S. continued to surge and Leatt.co.za, our consumer direct platform in South Africa continued to display strong sales.

"International distributor sales decreased by 11.5% for the full year, as our distributors digested elevated inventory levels in the first half of the year. Although dealer direct MOTO and MTB sales in South Africa continued to grow and MTB dealer sales in the U.S. were strong in 2024, these gains were partially offset by challenging U.S. MOTO dealer direct sales at the brick-and-mortar level, resulting in a marginal 0.3% increase in total dealer direct sales.

"Cash increased by $1.02 million, to $12.37 million, with cashflows provided by operations of $2.79 million for the full year, despite current industry-wide conditions, our push to invest in long-term growth, re-investments in working capital, and capital expenditures on digital capabilities and product moulds that will fuel future growth. Our liquidity continues to improve as our team continues to manage working capital efficiently.

"Overall, we continue to believe strongly that our strategy of investing in talent, innovative product development and brand momentum will fuel growth going forward."

Financial Summary

Total revenues for the fourth quarter of 2024 were $11.20 million, up 14%, compared to $9.80 million for the fourth quarter of 2023.

Net loss for the fourth quarter of 2024 was $(446,459), or $(0.07) per basic and $(0.07) per diluted share, as compared to net loss of $(1.46) million, or $(0.24) per basic and $(0.23) per diluted share, for the fourth quarter of 2023.

Total revenues for the full year 2024 were $44.03 million, a 7% decrease, compared to revenues of $47.24 million, for the full year 2023. This decrease in worldwide revenues is attributable to a $2.73 million decrease in helmet sales, a $0.31 million decrease in neck brace sales, a $0.12 million decrease in body armor sales, and a $0.06 million decrease in other products, parts, and accessories sales.

Net loss for the full year 2024 was $(2.20) million or $(0.35) per basic share and $(0.34) per diluted share, down 374%, compared to net income of $803,159, or $0.13 per basic share and $0.13 per diluted share, for 2023.

Leatt continued to meet its working capital needs from cash on hand and internally generated cash flow from operations.  At December 31, 2024, the Company had cash and cash equivalents of $12.37 million, compared to $11.35 million at December 31, 2023, and a current ratio of 5.2:1.

Founder and Research and Development lead, Dr. Christopher Leatt remarked, "We continue to build out a strong pipeline of innovative protective gear for the riding community. We are very proud of the work of our design and engineering team which has received yet another honor from their peers and experts in the industry. Our team was once again honored with two 2025 Design and Innovation Awards for our Ride Kit MTB 1.0 apparel and CeraMag All MTN 8.0 Ti Flat pedals."

Business Outlook

Mr. Macdonald added, "We are very enthusiastic about the future at Leatt. Although there are still some challenging geo-political and economic headwinds globally that could impact demand, inventory continues to be digested, participation remains strong, and ordering patterns continue to improve and have started to filter through to our revenues. These are trends that we believe will continue.

"As these ordering patterns show encouraging growth, we do expect working capital investments to grow in the coming periods. We are confident that we have sufficiently strong liquidity to fuel this growth.

"Despite some constrained brick-and-mortar MOTO dealer sales in the U.S., our team is enthusiastic about the current industry recovery and the latest additions to our team, especially the addition of Rob Ramlose, our new U.S. VP of MOTO and ADV sales, who brings 20 years of strong industry success to the team. We also have some very exciting new distributor partnerships in the United Kingdom, Europe, and emerging markets that will continue to filter through to revenues over the next few quarters.

"In addition to body armor, helmets, and other products, parts, and accessories sales returning to growth on a global basis during the fourth quarter and margins improving, growth in sales of our ADV apparel exceeded our expectations and we remain confident that we have the core competencies and talent to reach the substantial and growing ADV market segment in the upcoming quarters.

"With a strong portfolio of innovative products in the market and in the pipeline, a multi-channel sales organization that is growing and developing, and a robust balance sheet to fuel brand and revenue growth, we remain confident that we are well-positioned for future growth and shareholder value."

Conference Call

The Company will host a conference call at 10:00 am ET on Friday, March 28, 2025, to discuss the 2024 fourth quarter and full year results.

Participants should dial in to the call ten minutes before the scheduled time, using the following numbers: 1-877-407-9716 (U.S.A) or +1-201-493-6779 (international) to access the call.

Audio Webcast

There will also be a simultaneous live webcast through the Company's website, www.leatt-corp.com. Participants should register on the website approximately ten minutes prior to the start of the webcast.

Replay

An audio replay of the conference call will be available for seven days and can be accessed by dialing 1-844-512-2921 (U.S.A) or +1-412-317-6671 (international) and using passcode 13752688.

For those unable to attend the call, a recording of the live webcast will be archived shortly following the event for 30 days on the Company's website.

About Leatt Corp

Driven by the science of thrill, Leatt Corporation develops head-to-toe personal protective gear for various sports, with a focus on mountain biking and extreme motorsports. This includes the award-winning Leatt-Brace®, a neck brace system considered the gold standard for neck protection when worn in conjunction with a helmet. Leatt products are designed for participants in extreme sports that use motorcycles, bicycles, mountain bikes, all-terrain vehicles, snowmobiles, and other open-air vehicles.

For more information, visit www.leatt.com.

Follow Leatt® on Facebook, Twitter, and Instagram.

Forward-looking Statements

This press release may contain forward-looking statements regarding Leatt Corporation (the "Company") within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the impact of Rob Ramlose's addition to the U.S. team on the Company's results of operations; the Company's ability to continue developing a pipeline of innovative products and attracting global industry talent to fuel future growth; the general ability of the Company to achieve its commercial objectives, including development and growth of a multi-channel sales organization; the business strategy, plans and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "seeks," "should," "could," "intends," or "projects" or similar expressions, and involve known and unknown risks and uncertainties. These statements are based upon the Company's current expectations and speak only as of the date hereof. Any indication of the merits of a claim does not necessarily mean the claim will prevail at trial or otherwise. Financial performance in one period does not necessarily mean continued or better performance in the future. The Company's actual results in any endeavor may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, which factors or uncertainties may be beyond our ability to foresee or control. Other risk factors include the status of the Company's common stock as a "penny stock" and those listed in other reports posted on The OTC Markets Group, Inc.

Contact:

Michael Mason

Investor Relations

Investor-info@leatt.com

[FINANCIAL TABLES TO FOLLOW]

LEATT CORPORATION

CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31, 2024	December 31, 2023
	Audited	Audited
Current Assets
Cash and cash equivalents	$12,368,100	$11,347,420
Accounts receivable, net	6,409,610	6,970,322
Inventory, net	17,988,737	20,391,873
Payments in advance	870,920	664,754
Deferred asset, net	-	9,601
Income tax receivable	526,498	623,081
Prepaid expenses and other current assets	3,003,173	2,297,934
Total current assets	41,167,038	42,304,985

Property and equipment, net	4,000,225	4,026,821
Operating lease right-of-use assets, net	552,970	845,209
Accounts receivable, net	56,391	309,947
Deferred tax asset, net	675,000	84,200

Other Assets
Deposits	37,322	36,210

Total Assets	$46,488,946	$47,607,372

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$6,906,939	$5,202,368
Notes payable, current	28,722	112,858
Operating lease liabilities, current	251,946	299,432
Short term loan, net of finance charges	733,794	1,135,761
Total current liabilities	7,921,401	6,750,419

Notes payable, net of current portion	1,804	30,652
Operating lease liabilities, net of current portion	301,024	545,777

Commitments and contingencies

Preferred stock, $.001 par value, 1,120,000 shares authorized, 120,000 shares issued and outstanding	3,000	3,000
Common stock, $.001 par value, 28,000,000 shares authorized, 6,217,550 and 6,215,440 shares issued and outstanding	130,555	130,553
Additional paid - in capital	10,988,316	10,745,384
Accumulated other comprehensive loss	(1,452,335)	(1,398,258)
Retained earnings	28,595,181	30,799,845
Total stockholders' equity	38,264,717	40,280,524

Total Liabilities and Stockholders' Equity	$46,488,946	$47,607,372

LEATT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024	2023

Revenues	$44,027,942	$47,241,187

Cost of Revenues	26,314,945	27,435,115

Gross Profit	17,712,997	19,806,072

Product Royalty Income	326,614	93,696

Operating Expenses
Salaries and wages	7,140,550	5,443,685
Commissions and consulting expenses	535,584	434,657
Professional fees	627,659	748,608
Advertising and marketing	4,454,906	4,127,798
Office lease and expenses	702,785	596,862
Research and development costs	2,523,881	2,526,550
Bad debt recovery	(76,278)	(10,288)
General and administrative expenses	3,879,553	3,438,746
Depreciation	1,229,847	1,174,664
Total operating expenses	21,018,487	18,481,282

Income (Loss) from Operations	(2,978,876)	1,418,486

Other Income (Expenses)
Interest and other income (expenses), net	275,413	(39,138)
Total other income (expenses)	275,413	(39,138)

Income (Loss) Before Income Taxes	(2,703,463)	1,379,348

Income Taxes	(498,799)	576,189

Net Income (Loss) Available to Common Shareholders	$(2,204,664)	$803,159

Net Income (Loss) per Common Share
Basic	$(0.35)	$0.13
Diluted	$(0.34)	$0.13

Weighted Average Number of Common Shares Outstanding
Basic	6,215,619	5,992,072
Diluted	6,471,072	6,287,849

Comprehensive Income (Loss)
Net Income (Loss)	$(2,204,664)	$803,159

Other comprehensive income (loss), net of ($49,800) and ($18,000) deferred income taxes in 2024 and 2023
Foreign currency translation	(54,077)	(317,115)

Total Comprehensive Income (Loss)	$(2,258,741)	$486,044

LEATT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024	2023

Cash flows from operating activities
Net income (loss)	$(2,204,664)	$803,159
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,229,847	1,174,664
Deferred income taxes	(590,800)	(150,400)
Stock-based compensation	242,934	100,131
Bad debts reserve	(186,011)	(54,080)
Inventory reserve	306,425	122,456
Deferred asset allowance	(6,400)	(98,671)
(Gain) loss on sale of property and equipment	233	(2,817)
(Increase) decrease in:
Accounts receivable	746,723	5,923,355
Deferred asset	16,001	1,105,885
Inventory	2,096,711	2,291,133
Payments in advance	(206,166)	382,383
Prepaid expenses and other current assets	(705,239)	580,178
Income tax receivable	96,583	(623,081)
Long-term accounts receivable	253,556	(309,947)
Deposits	(1,112)	4,586
Increase (decrease) in:
Accounts payable and accrued expenses	1,704,571	(809,022)
Income taxes payable	-	(3,382,700)
Deferred compensation	-	(400,000)
Net cash provided by operating activities	2,793,192	6,657,212

Cash flows from investing activities
Capital expenditures	(1,229,937)	(1,999,500)
Proceeds from sale of property and equipment	1,002	3,248
Net cash used in investing activities	(1,228,935)	(1,996,252)

Cash flows from financing activities
Repayment of notes payable to bank	(112,984)	(106,855)
Proceeds from short-term loan, net	(401,967)	105,565
Net cash used in financing activities	(514,951)	(1,290)

Effect of exchange rates on cash and cash equivalents	(28,626)	(415,195)

Net increase in cash and cash equivalents	1,020,680	4,244,475

Cash and cash equivalents - beginning of period	11,347,420	7,102,945

Cash and cash equivalents - end of period	$12,368,100	$11,347,420

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$74,502	$71,354
Cash paid for income taxes	$33,826	$4,534,605

Other noncash investing and financing activities
Common stock issued for services	$242,934	$100,131